EXHIBIT 23.1.1



               CONSENT OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP



                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                ONE NEWARK CENTER
                            NEWARK, NEW JERSEY 07102
                                 (973) 639-6800



                                      March 21, 2000



 PSE&G Transition Funding LLC
 80 Park Plaza
 Newark, New Jersey 07102


                     Re:  PSE&G Transition Funding LLC

 Ladies and Gentlemen:

      We have acted as special counsel to PSE&G Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of Registration Statement No. 333-83635, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of transition bonds of the Company to be offered from time to time as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement.

           We consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to this firm under the heading "RISK FACTORS - JUDICIAL, LEGISLATIVE OR REGULATORY ACTION
 THAT MAY ADVERSELY AFFECT YOUR INVESTMENT - Future State Legislative Action May Invalidate the Transition Bonds or Their Underlying Assets" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                    Meagher & Flom LLP